Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation in this Registration Statement on Form S-1/A of Alpha Investments Inc. of our report dated March 18, 2020, relating to our audit of the consolidated financial statements, which appears in the Annual Report on Form 10-K of Alpha Investments Inc. for the year ended December 31, 2019.

We also consent to the reference to our firm under the caption “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Assurance Dimensions, Inc.

Assurance Dimensions

Margate, FL

January 14, 2021